Exhibit 10.1

AMENDMENT

TO THE

CLAYTON WILLIAMS ENERGY, INC.

OUTSIDE DIRECTORS STOCK OPTION PLAN

Adopted by the Board of Directors of Clayton Williams Energy, Inc. on December 17, 2009.

1. Section 2 of the Outside Directors Stock Option Plan of Clayton Williams Energy, Inc. (the “Plan”), as previously amended, is hereby modified by replacing the first sentence of Section 2 in its entirety as follows:

“Subject to adjustment as provided in Section 11 hereof, effective December 17, 2009, there will be reserved for the use upon exercise of Options to be granted from time to time under the Plan, an aggregate of 26,000 shares of the common stock, $.10 par value, of the Company (the “Common Stock”), which shares in whole or in part shall be authorized, but unissued, shares of the Common Stock or issued shares of Common Stock which shall have been reacquired by the Company as determined from time to time by the Board of Directors.”

2. Except as expressly modified above, the Plan shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF, a duly authorized officer of Clayton Williams Energy, Inc. has executed this Amendment as set forth below.

               CLAYTON WILLIAMS ENERGY, INC.

By:	/s/ L. Paul Latham
Name:	L. Paul Latham
Title:	Executive Vice President and Chief
Operating Officer and Director
Date:	January 8, 2010